Execution Version 120761002 MEMBERSHIP INTEREST PURCHASE AGREEMENT BETWEEN FORTERRA PIPE & PRECAST, LLC AS SELLER, AND EAGLE CORPORATION AS PURCHASER, AND SOLELY FOR PURPOSES OF SECTION 8.2(b), QUIKRETE HOLDINGS, INC. Dated as of November 24, 2021

TABLE OF CONTENTS Page 120761002 -i- ARTICLE I PURCHASE AND SALE .......................................................................................... 1 Section 1.1 Purchase and Sale .............................................................................. 1 Section 1.2 Defined Terms and Disclosure Schedules ........................................ 1 Section 1.3 Purchase Price .................................................................................... 2 Section 1.4 Transfer Taxes ................................................................................... 2 ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER .................................. 2 Section 2.1 Existence and Qualification .............................................................. 2 Section 2.2 Power ................................................................................................... 2 Section 2.3 Authorization and Enforceability ..................................................... 2 Section 2.4 No Conflicts ........................................................................................ 2 Section 2.5 Title...................................................................................................... 2 Section 2.6 Consents, Approvals or Waivers ...................................................... 3 Section 2.7 Litigation ............................................................................................. 3 Section 2.8 Limitations .......................................................................................... 3 ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER ........................ 3 Section 3.1 Existence and Qualification .............................................................. 3 Section 3.2 Power ................................................................................................... 3 Section 3.3 Authorization and Enforceability ..................................................... 3 Section 3.4 No Conflicts ........................................................................................ 4 Section 3.5 Consents, Approvals or Waivers ...................................................... 4 Section 3.6 Litigation ............................................................................................. 4 Section 3.7 Financing ............................................................................................ 4 Section 3.8 Investment Intent ............................................................................... 4 Section 3.9 Limitations .......................................................................................... 4 ARTICLE IV COVENANTS OF THE PARTIES ........................................................................ 5 Section 4.1 Public Announcements ...................................................................... 5 Section 4.2 Cooperation ........................................................................................ 5 Section 4.3 Further Assurances ............................................................................ 6 Section 4.4 Member Distributions ....................................................................... 6 Section 4.5 Director and Officer Liability; Indemnification ............................. 6 Section 4.6 Tax Matters. ....................................................................................... 7 Section 4.7 Post-Closing Access ............................................................................ 7 ARTICLE V CLOSING ................................................................................................................ 8 Section 5.1 Time and Place of Closing ................................................................. 8 Section 5.2 Obligations of Seller at Closing ........................................................ 8 Section 5.3 Obligations of Purchaser at Closing ................................................. 9 ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER ....................................... 9 Section 6.1 Conditions to Obligations of Purchaser ........................................... 9 Section 6.2 Waiver ............................................................................................... 10

TABLE OF CONTENTS (continued) Page 120761002 -ii- Section 6.3 Frustration of Closing Conditions .................................................. 10 ARTICLE VII CONDITIONS TO OBLIGATION OF SELLER ............................................... 11 Section 7.1 Conditions to Obligations of Seller ................................................. 11 Section 7.2 Waiver ............................................................................................... 11 Section 7.3 Frustration of Closing Conditions .................................................. 11 ARTICLE VIII TERMINATION ................................................................................................ 12 Section 8.1 Termination of Agreement .............................................................. 12 Section 8.2 Effect of Termination ...................................................................... 13 ARTICLE IX MISCELLANEOUS ............................................................................................. 14 Section 9.1 SURVIVAL ....................................................................................... 14 Section 9.2 Specific Performance ....................................................................... 14 Section 9.3 Counterparts .................................................................................... 15 Section 9.4 Notices ............................................................................................... 15 Section 9.5 Expenses ............................................................................................ 16 Section 9.6 Governing Law ................................................................................. 16 Section 9.7 Jurisdiction; Service of Process; and Venue ................................. 16 Section 9.8 Captions ............................................................................................ 17 Section 9.9 Waivers ............................................................................................. 17 Section 9.10 Assignment........................................................................................ 17 Section 9.11 Entire Agreement ............................................................................. 17 Section 9.12 Amendment ...................................................................................... 17 Section 9.13 No Third-Person Beneficiaries........................................................ 17 Section 9.14 References ......................................................................................... 17 Section 9.15 LIMITATION ON DAMAGES ...................................................... 18 SCHEDULES Schedule 1.2 Defined Terms EXHIBITS Exhibit A Form of Non-Competition Agreement Exhibit B Form of Forms Sharing Agreement

120761002 MEMBERSHIP INTEREST PURCHASE AGREEMENT This Membership Interest Purchase Agreement (this “Agreement”), is dated as of November 24, 2021, by and between Forterra Pipe & Precast, LLC, a Delaware limited liability company (“Seller”), and Eagle Corporation, a Virginia corporation (“Purchaser”) and solely for purposes of Section 8.2(b), Quikrete Holdings, Inc. (“Quikrete”). Seller and Purchaser are sometimes referred to collectively as the “Parties” and individually as a “Party.” RECITALS WHEREAS, Seller owns 500 Common Units (the “Interests”) in Concrete Pipe & Precast, LLC, a Delaware limited liability company (the “Company”), which Common Units represent fifty percent (50%) of the issued and outstanding Common Units of the Company; WHEREAS, Purchaser owns the remaining fifty percent (50%) of the issued and outstanding Common Units of the Company, represented by 500 Common Units held by Purchaser (“Purchaser’s Original Interests”); WHEREAS, pursuant to that certain Agreement and Plan of Merger among Quikrete, Jordan Merger Sub, Inc. (“Merger Sub”) and Forterra, Inc. (“Forterra”) dated as of February 19, 2021, as the same may be amended (the “Merger Agreement”), Merger Sub will merge with and into Forterra (the “Merger”), with Forterra surviving the Merger as a wholly-owned subsidiary of Quikrete; WHEREAS, the United States Department of Justice (“DOJ”) is expected to issue a DOJ Consent in connection with its review of the Merger and the transactions contemplated by this Agreement; and WHEREAS, in furtherance of the foregoing, upon the terms and subject to the conditions set forth herein, Seller desires to sell and Purchaser desires to purchase the Interests, on the terms and conditions set forth in this Agreement. NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: ARTICLE I PURCHASE AND SALE Section 1.1 Purchase and Sale. On the terms and conditions contained in this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase, accept and pay Seller for the Interests. Section 1.2 Defined Terms and Disclosure Schedules. Capitalized terms used herein shall have the meanings ascribed to them in Schedule 1.2. The term “Disclosure Schedules” means the disclosure schedules, attached hereto and made a part hereof, delivered by Seller concurrently with the execution and delivery of this Agreement.

2 120761002 Section 1.3 Purchase Price. The purchase price for the Interests shall be One Hundred Five Million Dollars ($105,000,000) (the “Purchase Price”); provided that in the event of a Restricted Period Modification (as defined below), the Purchase Price shall be reduced by One Hundred Eighty-Five Thousand Dollars ($185,000) for each month that the Restricted Period (as defined in the Non-Competition Agreement) is reduced. Section 1.4 Transfer Taxes. Purchaser shall pay, and shall reimburse Seller for, any sales, use or transfer taxes, documentary charges, recording fees or similar taxes, charges, fees, or expenses, if any, that become due and payable as a result of the transactions contemplated by this Agreement. ARTICLE II REPRESENTATIONS AND WARRANTIES OF SELLER Except as set forth in the Disclosure Schedules, Seller represents and warrants to Purchaser the following: Section 2.1 Existence and Qualification. Seller is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Section 2.2 Power. Seller has the limited liability company power to enter into and perform this Agreement (and all documents required to be executed and delivered by Seller at Closing) and to consummate the transactions contemplated by this Agreement (and such documents). Section 2.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Seller at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary limited liability company action on the part of Seller. This Agreement has been duly executed and delivered by Seller (and all documents required to be executed and delivered by Seller at Closing shall be duly executed and delivered by Seller) and this Agreement constitutes, and at the Closing such documents shall constitute, the valid and binding obligations of Seller, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 2.4 No Conflicts. The execution, delivery and performance of this Agreement by Seller, and the consummation of the transactions contemplated by this Agreement shall not (i) violate any provision of the limited liability company agreement of Seller, (ii) violate any judgment, order, ruling, or decree applicable to Seller as a party in interest or (iii) violate any Laws applicable to Seller or which are applicable to the Interests. Section 2.5 Title. Seller is the legal and beneficial owner of the Interests. Seller holds the Interests free and clear of all Encumbrances, other than any Encumbrance that will be discharged at or prior to the Closing.

3 120761002 Section 2.6 Consents, Approvals or Waivers. Except for the DOJ Consent, the execution, delivery and performance of this Agreement by Seller will not be subject to any consent, approval or waiver applicable to Seller from any Governmental Authority or other Third Party. Section 2.7 Litigation. There are no actions, suits or proceedings pending, or to Seller’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Seller or any Affiliate of Seller which are reasonably likely to impair or delay materially Seller’s ability to perform its obligations under this Agreement. Section 2.8 Limitations. (a) Notwithstanding anything contained in this Article II or any other provision of this Agreement, it is the explicit intent of each Party that Seller is not making any representation or warranty whatsoever, express or implied, except those representations and warranties set forth in this Article II, and in entering into this Agreement and acquiring the Interests from Seller, Purchaser expressly acknowledges and agrees that it is not relying on any statement, representation or warranty, other than those representations and warranties set forth in this Article II. (b) SUCH REPRESENTATIONS AND WARRANTIES BY SELLER IN THIS ARTICLE II CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF SELLER TO PURCHASER IN CONNECTION WITH THE TRANSACTIONS, AND PURCHASER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED BY SELLER. (c) Seller expressly acknowledges and agrees that except as expressly provided in Article III, Purchaser does not make any express or implied representations or warranties to Seller and that in entering into this Agreement Seller is not relying on any statement, representation or warranty made by Purchaser other than those representations and warranties expressly set forth in Article III. ARTICLE III REPRESENTATIONS AND WARRANTIES OF PURCHASER Purchaser represents and warrants to Seller the following: Section 3.1 Existence and Qualification. Purchaser is a corporation organized, validly existing and in good standing under the Laws of the State of Virginia. Section 3.2 Power. Purchaser has the corporate power to enter into and perform its obligations under this Agreement (and all documents required to be executed and delivered by Purchaser at Closing) and to consummate the transactions contemplated by this Agreement (and such documents). Section 3.3 Authorization and Enforceability. The execution, delivery and performance of this Agreement (and all documents required to be executed and delivered by Purchaser at Closing), and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by all necessary corporate action on the part of Purchaser.

4 120761002 This Agreement has been duly executed and delivered by Purchaser (and all documents required to be executed and delivered by Purchaser at Closing will be duly executed and delivered by Purchaser) and this Agreement constitutes, and at the Closing such documents will constitute, the valid and binding obligations of Purchaser, enforceable in accordance with their terms except as such enforceability may be limited by applicable bankruptcy or other similar Laws affecting the rights and remedies of creditors generally as well as to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). Section 3.4 No Conflicts. The execution, delivery and performance of this Agreement by Purchaser, and the consummation of the transactions contemplated by this Agreement, will not (i) violate any provision of the certificate of incorporation or bylaws (or other governing instruments) of Purchaser, (ii) violate any judgment, order, ruling, or regulation applicable to Purchaser as a party in interest or (iii) violate any Laws applicable to Purchaser. Section 3.5 Consents, Approvals or Waivers. Except for the DOJ Consent, the execution, delivery and performance of this Agreement by Purchaser will not be subject to any consent, approval or waiver applicable to Purchaser from any Governmental Authority or other Third Party. Section 3.6 Litigation. There are no actions, suits or proceedings pending, or to Purchaser’s knowledge, threatened in writing before any Governmental Authority or arbitrator against Purchaser or any Affiliate of Purchaser which are reasonably likely to impair or delay materially Purchaser’s ability to perform its obligations under this Agreement. Section 3.7 Financing. Purchaser has a commitment for debt financing to enable it to pay the Purchase Price to Seller at the Closing, pursuant to a Commitment Letter, dated as of November 24, 2021 (“Commitment Letter”), a true and correct copy of which has been provided to Seller. Section 3.8 Investment Intent. Purchaser is acquiring the Interests for its own account and not with a view to their sale or distribution in violation of the Securities Act of 1933, as amended, the rules and regulations thereunder, any applicable state blue sky Laws, or any other applicable securities Laws. Purchaser acknowledges that it can bear the economic risk of an investment in the Interests, and has such knowledge and experience that it is capable of evaluating its investment in the Interests. Purchaser understands that neither the offer nor sale of the Interests has or will have been registered pursuant to the Securities Act of 1933, as amended, the rules and regulations thereunder, or any applicable state securities Laws. Purchaser is an “accredited investor,” as such term is defined in Regulation D of the Securities Act of 1933, as amended, and the rules and regulation thereunder, any applicable state blue sky Laws, or any other applicable securities Laws. Section 3.9 Limitations (a) Notwithstanding anything contained in this Article III or any other provision of this Agreement, it is the explicit intent of each Party that Purchaser is not making any representation or warranty whatsoever, express or implied, except those representations and warranties set forth in this Article III, and in entering into this Agreement and selling the Interests

5 120761002 to Purchaser, Seller expressly acknowledges and agrees that it is not relying on any statement, representation or warranty, other than those representations and warranties set forth in this Article III. (b) SUCH REPRESENTATIONS AND WARRANTIES BY PURCHASER IN THIS ARTICLE III CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF PURCHASER TO SELLER IN CONNECTION WITH THE TRANSACTIONS, AND SELLER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER REPRESENTATIONS AND WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, ARE SPECIFICALLY DISCLAIMED BY PURCHASER. (c) Purchaser expressly acknowledges and agrees that except as expressly provided in Article II, Seller does not make any express or implied representations or warranties to Purchaser and that in entering into this Agreement Purchaser is not relying on any statement, representation or warranty made by Seller other than those representations and warranties expressly set forth in Article II. ARTICLE IV COVENANTS OF THE PARTIES Section 4.1 Public Announcements. The Parties acknowledge and agree that no press release or other public announcement, or public statement or comment in response to any inquiry, or other disclosure that is reasonably expected to result in a press release or public announcement, relating to the subject matter of this Agreement shall be issued or made by Seller or Purchaser, or their respective Affiliates, without the joint written approval of Seller and Purchaser, each of which may withhold its approval in its sole discretion; provided that, a press release or other public announcement, or public statement or comment in response to any inquiry, made without such joint approval shall not be in violation of this Section if it is made in order for the disclosing Party or any of its Affiliates to comply with applicable Laws or stock exchange rules or regulations and provided (a) it is limited to those disclosures that are required to so comply and (b) the disclosing Party provides the other Party with prior written notice of the disclosure and a reasonable opportunity to provide comments thereon. The Parties may, and may direct the Company to, disclose the existence of the transactions contemplated by this Agreement to key employees of the Company that have been advised of the confidential nature of this Agreement and have agreed to be bound by the terms of the Confidentiality Agreement. Following a public announcement of this Agreement by the Parties in accordance with this Section 4.1, the Parties may, and may direct the Company to, disclose the existence of the transactions contemplated by this Agreement to all employees of the Company and solely in response to inquiry, disclose the existence of the transactions contemplated by this Agreement to the Company’s customers and vendors. Section 4.2 Cooperation. Seller and Purchaser shall each cooperate with and use commercially reasonable efforts to obtain the approval of DOJ and any other Governmental Authority of Purchaser as an acceptable purchaser of the Interests, and each Party shall produce all documents requested by, and provide responses to any questions from, such Governmental Authorities. Purchaser shall, as promptly as practicable after the date hereof (to the extent Purchaser has not already completed the following activities), (i) prepare and furnish all necessary information and documents reasonably requested by the DOJ and any other Governmental Entity;

6 120761002 (ii) use commercially reasonable efforts to demonstrate to the DOJ and any other Governmental Entity that Purchaser is an acceptable purchaser of the Interests; and (iii) subject to the Purchase Price adjustment set out in Section 1.3, accept modifications to the term of the Restricted Period requested by the DOJ and any other Governmental Entity in connection therewith (a “Restricted Period Modification”), provided that the Restricted Period shall in no event be less than two (2) years without consent of Purchaser, which may be withheld in Purchaser’s sole discretion. Nothing in this Agreement shall prevent Seller from complying with the DOJ Consent and Seller shall not be considered in breach of this Agreement for taking any actions to comply with the DOJ Consent; provided, however, that in the event that DOJ or any other Governmental Authority requests or requires changes to the terms of this agreement that impose materially adverse obligations, conditions or terms on Buyer or its Affiliates prior to approval, then Purchaser shall have the sole right to determine whether to and the manner in which to implement the requirement of such Governmental Authority. Purchaser and Seller shall consult and agree on strategy and communications with the DOJ and any other Governmental Entity, and, to the extent not prohibited by Law, the DOJ, or any other Governmental Entity, Purchaser shall not independently communicate with or make submissions to the DOJ or any other Governmental Entity related to the approval of Purchaser as a suitable buyer of the assets without giving Seller (i) prior notice of such communications and (ii) the opportunity to attend or participate in the communication (provided that Seller shall not be entitled to receive confidential information, including financial, about Purchaser, its Affiliates, or the Company in connection with such participation). Purchaser shall promptly notify Seller of any communications Purchaser or its Affiliates receive from any Governmental Entity relating to the transactions contemplated by this Agreement and permit Seller to review in advance any proposed communications by or on behalf of Purchaser or any of its Affiliates to any Governmental Entity, unless the staff of such Governmental Entity requires otherwise; provided, however, that Seller shall not be entitled to review or have access to Purchaser’s business plan or Purchaser’s other competitively sensitive information. Section 4.3 Further Assurances. After Closing, Seller and Purchaser each agree to take such further actions and to execute, acknowledge and deliver all such further documents as are reasonably requested by the other for carrying out the purposes of this Agreement or of any document delivered pursuant to this Agreement. Section 4.4 Member Distributions. From the date of this Agreement until the Closing Date, Purchaser shall cause the Company to continue to make distributions to its members in the ordinary course of business and consistent with past practice, subject to compliance with the LLC Agreement; provided that any distributions relating to any period on or prior to the Closing Date may be paid after the last day of such period (i.e., the Closing Date). For the avoidance of doubt, the proceeds of the conveyance of real property under Section 4.8 shall be retained by the Company, and no portion of such proceeds shall be distributed to Seller. Section 4.5 Director and Officer Liability; Indemnification. (a) Survival of Indemnification. If the Closing occurs, Purchaser shall cause all rights to indemnification and all limitations on liability existing in favor of any existing or prior employee, agent, officer, director or manager of Seller or any of its Affiliates (collectively, the “Seller Indemnitees”), as provided in the organizational documents of the Company or otherwise in effect on the date of this Agreement, and to the extent arising out of or related to the period prior

7 120761002 to Closing, to survive the consummation of the transactions contemplated hereby and continue in full force and effect and be honored by the Company after the Closing until the sixth (6th) anniversary of the Closing Date. (b) Tail Insurance. In connection with, and without limiting the foregoing, Purchaser shall, or shall cause the Company to maintain, without lapse, directors’ and officers’ liability insurance covering the Seller Indemnitees for claims or liabilities arising from facts or events occurring prior to and including the Closing Date and providing coverage not less favorable than that provided by such insurance maintained by or on behalf of the Company as of the date of this Agreement. Section 4.6 Tax Matters.Tax Returns. Purchaser shall prepare, or cause to be prepared, and timely file, or cause to be timely filed (in a manner consistent with practices followed in prior taxable periods except as required by applicable Law), all Tax Returns related to the Company, and its assets and business operations. Purchaser shall deliver to Seller, for its review and approval (which shall not be unreasonably withheld, conditioned or delayed), a draft of any such Tax Return (together with all supporting documentation and workpapers) at least twenty (20) days before the date on which such Tax Return is required to be filed, or as soon as reasonably possible if such Tax Return is required to be filed within ninety (90) days following the Closing Date. (b) No Amendments of Tax Returns; No Election Changes. Purchaser shall not amend, refile or otherwise modify, or cause or permit to be amended, refiled or otherwise modified, any Tax Return filed by the Company for any period prior to the Closing Date without the prior written consent of Seller, which shall not be unreasonably withheld, conditioned, or delayed. Except as required by applicable Law, Purchaser shall not, and shall cause the Company not to (i) make, change or revoke any Tax election that has retroactive effect to any period prior to the Closing Date or that would otherwise adversely affect Seller, or (ii) enter into a voluntary disclosure or similar agreement, or otherwise voluntarily disclose information to, a Taxing Authority with respect to any period prior to the Closing Date, in each case without Seller’s prior written consent. (c) Gains and Losses on Real Property Sale. Gains and losses for book and Tax purposes allocable to the sale of real property under Section 4.8 shall be allocated between Purchaser and Seller, as members of the Company, in accordance with the operating agreement of the Company and consistent with past practice; provided, however, that Purchaser agrees to indemnify Seller for any additional Taxes payable by Seller or other adverse tax consequences to Seller resulting from the sale of such real property, in each case as compared to the tax consequences to Seller from the sale of the Interests without the sale of such real property. Section 4.7 Post-Closing Access. Purchaser, for a period of seven (7) years following the Closing, shall, or shall cause the Company to provide Seller, its Affiliates, and their respective officers, employees and representatives with access, during normal business hours, to all books and records to the extent relating to Taxes of Seller for review and copying at Seller’s expense and to the Company’s, and their Affiliates’ personnel for the purpose of discussing any such matter or claim. Section 4.8. Real Property Sale. As soon as reasonably practicable after the date of

8 120761002 this Agreement, Purchaser shall cause to be drafted special warranty deeds (or the equivalent under local law) (“Deeds”), pursuant to which the Company will convey to Purchaser or its permitted assigns all of the Company’s right, title, and interest in and to each parcel of real property owned by the Company described on Schedule 4.8. Seller and Purchaser shall cause the Company to execute and deliver the Deeds to Purchaser’s counsel, Williams Mullen, at the address set out in Section 9.4, to be held in escrow, prior to Closing. At Closing, Purchaser shall remit to the Company the sum of Thirty Million Dollars ($30,000,000), which will be allocated among the properties in Purchaser’s sole discretion, as consideration for the conveyance under the Deeds. The payment of such sum shall be separate from and shall not reduce the Purchase Price. Upon confirmation from the Company that such sum has been received, and from each of Seller and Purchaser that all conditions to Closing for the benefit of such party under this Agreement have been satisfied or waived (other than conditions that are to be satisfied at Closing) and that such Party is prepared to proceed to Closing hereunder, Purchaser’s counsel shall release the Deeds from Escrow to Purchaser immediately prior to Closing hereunder. In the event that the Deeds have been delivered in escrow, but Closing does not occur within five (5) Business Days of the then scheduled Closing, Purchaser’s counsel shall return the Deeds to Company, unless otherwise jointly instructed by the Parties. If a new Closing date is scheduled, Purchaser and Seller shall cause the Company to re-deliver the Deeds to Purchaser’s counsel, to be held in escrow pursuant to this Section 4.8. Purchaser’s counsel has acknowledged this Agreement solely to consent to the provisions of this Section 4.8. ARTICLE V CLOSING Section 5.1 Time and Place of Closing. The consummation of the purchase and sale of the Interests contemplated by this Agreement (the “Closing”) shall take place remotely through the delivery of the documentation to be delivered at Closing pursuant to this Agreement and the signatures thereto by electronic mail or other means of electronic submission (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) at 10:00 a.m. (Eastern Time), or at such other place, date or time as the Parties shall mutually agree in writing, on the date on which the last of the applicable conditions set forth in Article VI and Article VII are satisfied or waived by the applicable Parties (other than those conditions that by their nature are intended to be satisfied only at the Closing, but subject to the satisfaction or waiver thereof at the Closing) (the “Closing Date”). The Parties intend that the Closing shall take place contemporaneously (or as contemporaneously as possible) with the Merger. The Parties acknowledge and agree that all proceedings at the Closing shall be deemed to be taken and all documents to be executed and delivered by all parties at the Closing shall be deemed to have been taken and executed simultaneously on the Closing Date, and no proceedings shall be deemed taken nor any document executed or delivered until all have been taken, executed and delivered. Section 5.2 Obligations of Seller at Closing. At the Closing, Seller shall deliver or cause to be delivered to Purchaser, among other things, the following: (a) Resignations of the managers of the Company that were appointed by Seller under the LLC Agreement from their position as manager of the Company, effective on or before the Closing;

9 120761002 (b) An executed certificate described in Treasury Regulation § 1.1445-2(b)(2) certifying that Seller is not a foreign person within the meaning of the Code; (c) A certificate duly executed by an officer of Seller, dated as of the Closing, (i) attaching and certifying on behalf of Seller complete and correct copies of the written consents or resolutions of the board of managers and/or managing member of Seller authorizing the execution, delivery, and performance of this Agreement and the transactions contemplated hereby, and (ii) certifying on behalf of Seller the incumbency of each officer of Seller executing this Agreement or any document delivered in connection with the Closing; (d) A counterpart of the Non-Competition Agreement, duly executed by Quikrete; (e) A counterpart of the Forms Sharing Agreement, duly executed by Seller; and (f) All other documents and instruments reasonably required from Seller to transfer the Interests to Purchaser. Section 5.3 Obligations of Purchaser at Closing. At the Closing, Purchaser shall deliver or cause to be delivered to Seller, among other things, the following: (a) A wire transfer of the Purchase Price in same-day funds; (b) A counterpart of the Non-Competition Agreement, duly executed by the Company; (c) A counterpart of the Forms Sharing Agreement, duly executed by the Company; and (d) A certificate duly executed by an officer of Purchaser, dated as of the Closing, (i) attaching and certifying on behalf of Purchaser complete and correct copies of the written consents or resolutions of the board of directors of Purchaser authorizing the execution, delivery, and performance by Purchaser of this Agreement and the transactions contemplated hereby, and (ii) certifying on behalf of Purchaser the incumbency of each officer of Purchaser executing this Agreement or any document delivered in connection with the Closing. ARTICLE VI CONDITIONS TO OBLIGATIONS OF PURCHASER Section 6.1 Conditions to Obligations of Purchaser. The obligation of Purchaser to consummate the Closing is subject to the fulfillment, at or before the Closing, of each of the following conditions: (a) Orders. At the Closing Date, there being in effect no preliminary or permanent injunction or other order issued by any Governmental Authority of competent

10 120761002 jurisdiction which restrains, prohibits or otherwise makes illegal the consummation of the applicable Transactions. (b) DOJ Consent. The DOJ shall have no unresolved objection to the terms of this Agreement or the transactions contemplated hereby, and the DOJ Consent shall have been obtained. (c) Representations and Warranties. Each of the representations and warranties of Seller contained in Article II shall be true and accurate in all respects, on and as of the Closing Date as though made on and as of the Closing Date, except for representations and warranties which are as of a specific date, in each case, which shall be true and accurate as of such date, and except for failures to be true and accurate which would not, individually or in the aggregate, have a Seller Impairment Effect. (d) Performance. Seller shall have performed in all material respects the covenants and obligations then required to have been performed by it on or prior to the Closing pursuant to Article IV. (e) Document Deliveries. Purchaser shall have received all of the items to be delivered by Seller pursuant to Section 5.2. (f) Merger. Quikrete and Forterra shall have consummated the Merger. (g) Officer’s Certificate. Purchaser shall have received a certificate of an officer of Seller, certifying that the conditions set forth in Section 6.1(c) and Section 6.1(d) have been satisfied. Section 6.2 Waiver. Any condition set forth in this Article VI may be waived in whole or in part solely by a waiver in writing by Purchaser; provided that if Purchaser elects to proceed to consummate the Transactions to be effected at the Closing despite a failure of one or more conditions precedent to be met, such condition or conditions precedent shall be deemed to have been waived by Purchaser whether or not such condition or conditions precedent shall have been so waived in writing. Section 6.3 Frustration of Closing Conditions. Purchaser may not rely, either as a basis for not consummating the transactions contemplated by this Agreement or terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.1 to be satisfied if such failure was caused by Purchaser’s breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the transactions contemplated by this Agreement.

11 120761002 ARTICLE VII CONDITIONS TO OBLIGATION OF SELLER Section 7.1 Conditions to Obligations of Seller. The obligation of Seller to consummate the Closing is subject to the fulfillment, at or before the Closing, of each of the following conditions: (a) DOJ Consent. The DOJ shall have no unresolved objection to the terms of this Agreement or the transactions contemplated hereby, and the DOJ Consent shall have been obtained. (b) Orders. At the Closing Date, there being in effect no preliminary or permanent injunction or other order issued by any Governmental Authority of competent jurisdiction which restrains, prohibits or otherwise makes illegal the consummation of the applicable Transactions. (c) Representations and Warranties. Each of the representations and warranties of Purchaser in Article III shall be true and accurate in all respects, on and as of the Closing Date as though made on and as of the Closing Date, except for representations and warranties which are as of a specific date, in each case, which shall be true and accurate as of such date, and except for failures to be true and accurate which would not, individually or in the aggregate, have a Purchaser Impairment Effect. (d) Performance. Purchaser shall have performed in all material respects the covenants and obligations then required to have been performed by it on or prior to the Closing pursuant to Article V. (e) Document Deliveries. Seller shall have received all of the items to be delivered by Purchaser pursuant to Section 5.3. (f) Acquisition of Forterra. Quikrete shall have consummated the Merger. (g) Officer’s Certificate. Seller shall have received a certificate of an executive officer of Purchaser, certifying that the conditions set forth in Section 7.1(c) and Section 7.1(d) have been satisfied. Section 7.2 Waiver. Any condition set forth in this Article VII may be waived in whole or in part solely by a waiver in writing by Seller; provided that if Seller elects to proceed to consummate the Transactions to be effected at the Closing despite a failure of one or more conditions precedent to be met, such condition or conditions precedent shall be deemed to have been waived by Seller whether or not such condition or conditions precedent shall have been so waived in writing. Section 7.3 Frustration of Closing Conditions. Seller may not rely, either as a basis for not consummating the Transactions or terminating this Agreement and abandoning the

12 120761002 Transactions, on the failure of any condition set forth in Section 7.1 to be satisfied if such failure was caused by Seller’s breach of any provision of this Agreement or failure to use its reasonable best efforts to consummate the transactions contemplated by this Agreement. ARTICLE VIII TERMINATION Section 8.1 Termination of Agreement. This Agreement may be terminated: (a) by mutual written consent of Seller and Purchaser; (b) by Seller or Purchaser if the Closing has not occurred by the Outside Date; provided, that the right to terminate this Agreement under this Section 8.1(b) will not be available to a Party whose failure to fulfill any obligation under this Agreement has been the cause of, or has resulted in, the failure of the Closing to occur by the Outside Date; (c) by either Seller or Purchaser in the event that (i) any Governmental Authority has enacted, issued, enforced or entered into any statute, rule, regulation, injunction or other order, restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement that has become final and non-appealable; provided that the right to terminate this Agreement under this Section 8.1(c)(i) will not be available to any Party whose actions resulted in an injunction or other order that had the effect of restraining, enjoining or otherwise prohibiting such transactions, or (ii) Seller shall have notified Purchaser that the acquisition of Forterra by Quikrete is not occurring, or the Merger Agreement has been terminated, and such notification is confirmed in a Form 8-K filing or other public disclosure by Forterra; (d) by Purchaser if Seller shall have breached any of its representations and warranties, covenants or agreements contained in this Agreement, which breach (i) cannot be cured by the earlier to occur of (A) the date that is thirty (30) days following Seller’s receipt of written notice of such breach and (B) the Outside Date, and (ii) would result in any of conditions in Section 6.1 not being satisfied; (e) by Seller if Purchaser shall have breached any of its representations and warranties, covenants or agreements contained in this Agreement, which breach (i) cannot be cured by the earlier to occur of (A) the date that is thirty (30) days following Purchaser’s receipt of written notice of such breach and (B) the Outside Date, and (ii) would result in any of the applicable conditions set forth in Section 7.1 not being satisfied; (f) by Seller, if (i) all of the conditions set forth in Section 6.1 have been satisfied or waived (other than those conditions that are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Seller has given written notice to Purchaser that it is prepared and able to consummate the transactions contemplated by this Agreement (or could be if Purchaser had satisfied any unsatisfied conditions set forth in Section 7.1); and

13 120761002 (iii) Purchaser fails to consummate the Transactions contemplated by this Agreement on the later of the date the Closing should have occurred pursuant to Section 5.1 and one Business Day following delivery of the notice in clause (ii) above; (g) by Purchaser, if (i) all of the conditions set forth in Section 7.1 have been satisfied or waived (other than those conditions that are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing); (ii) Purchaser has given written notice to Seller that it is prepared and able to consummate the transactions contemplated by this Agreement (or could be if Seller had satisfied any unsatisfied conditions set forth in Section 6.1); and (iii) Seller fails to consummate the Transactions contemplated by this Agreement on the later of the date the Closing should have occurred pursuant to Section 5.1 and one Business Day following delivery of the notice in clause (ii) above; (h) by Seller, if Seller determines in good faith, in its reasonable discretion, that the DOJ is not likely to grant the DOJ Consent. Section 8.2 Effect of Termination. (a) Subject to Section 8.2(a) and (b), in the event of a termination of this Agreement, this Agreement shall become void and there shall be no liability on the part of any Party under this Agreement, except that Article IX, the agreements of Seller and Purchaser contained in this Section 8.2 and the Confidentiality Agreement shall survive termination of the Agreement. (b) In the event that this Agreement is validly terminated by either Seller or Purchaser pursuant to Section 8.1(b), Section 8.1(c), by Seller pursuant to Section 8.1(h), or by Purchaser pursuant to Section 8.1(g), or Section 8.1(d) and, in the case of a valid termination by Purchaser pursuant to Section 8.1(d), Seller shall have breached its representations and warranties set forth in Section 2.5, Quikrete shall pay to Purchaser the Termination Fee by wire transfer of immediately available funds to an account specified by Purchaser, such payment to be made within two Business Days of the applicable termination. (c) The Parties acknowledge that the Termination Fee if, as and when required to be paid in accordance with this Section 8.2, shall not constitute a penalty but will be liquidated damages, in a reasonable amount that will compensate Purchaser in the circumstances in which it is payable for the efforts and resources expended and opportunities foregone while negotiating this Agreement and in reliance on this Agreement and on the expectation of the consummation of the transactions contemplated by this Agreement, which amount would otherwise be impossible to calculate with precision. (d) Each of the Parties acknowledges that the agreements contained in this Section 8.2 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the Parties would not enter into this Agreement. Notwithstanding

14 120761002 anything to the contrary, the Termination Fee shall constitute the sole and exclusive remedy of Purchaser for any loss or damages suffered as a result of the failure of the transactions contemplated by this Agreement to be consummated. ARTICLE IX MISCELLANEOUS Section 9.1 SURVIVAL. EXCEPT FOR SELLER’S REPRESENTATIONS AND WARRANTIES CONTAINED IN SECTION 2.5, WHICH SHALL SURVIVE FOR A PERIOD OF EIGHTEEN (18) MONTHS FOLLOWING THE CLOSING DATE, NONE OF THE REPRESENTATIONS, WARRANTIES, COVENANTS OR AGREEMENTS IN THIS AGREEMENT OR IN ANY INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT SHALL SURVIVE THE CLOSING, ALL SUCH RIGHTS, CLAIMS AND CAUSES OF ACTION (WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, OR WHETHER AT LAW OR IN EQUITY) WITH RESPECT THERETO SHALL TERMINATE AT SUCH CLOSING. NOTWITHSTANDING THE FOREGOING, NEITHER THIS SECTION 9.1 NOR ANYTHING ELSE IN THIS AGREEMENT TO THE CONTRARY SHALL LIMIT THE SURVIVAL OF ANY COVENANT OR AGREEMENT OF AND PARTY TO THE EXTENT THAT BY ITS TERMS IT IS REQUIRED TO BE PERFORMED OR COMPLIED WITH IN AFTER THE CLOSING, WHICH COVENANTS AND AGREEMENTS SHALL SURVIVE SUCH CLOSING IN ACCORDANCE WITH THEIR RESPECTIVE TERMS. Section 9.2 Specific Performance. Each Party acknowledges and agrees that the other Party will be irreparably damaged if this Agreement is not performed in accordance with its terms and that any breach of this Agreement by such Party and the non-consummation of the transactions contemplated by this Agreement would not be adequately compensated in all cases by monetary damages alone. Accordingly, in addition to any other right or remedy to which a Party may be entitled, at applicable Law or in equity, each Party shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to compel specific performance of this Agreement, without the need for proof of actual damages, in accordance with its terms and to require the other Party to consummate the Closing as contemplated hereby. Each Party agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief on the basis that (x) the other Party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. For the avoidance of doubt, each Party further agrees that (i) by seeking the equitable remedies provided for in this Section 9.2, such Party shall not in any respect be deemed to waive its right to seek at any time any other form of relief that may be available to such Party in accordance with this Agreement in the event that this Agreement has been terminated or in the event that the equitable remedies provided for in this Section 9.2 are not available or otherwise are not granted, and (ii) nothing set forth in this Section 9.2 shall require a Party to institute any proceeding for (or limit such Party’s right to institute any proceeding for) specific performance under this Section 9.2 prior to or as a condition to exercising any termination right under Article VIII, nor shall the commencement of any legal proceeding pursuant to this Section 9.2 or anything set forth in this Section 9.2 restrict or limit a Party’s right to terminate this Agreement in accordance with the terms of Article VIII or pursue any other remedies otherwise available under this Agreement.

15 120761002 Section 9.3 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement. Section 9.4 Notices. All notices that are required or may be given pursuant to this Agreement shall be sufficient in all respects if given in writing, in English and delivered personally, by telecopy, facsimile, or by recognized courier service, as follows: (a) If to Seller: Forterra Pipe & Precast, LLC (prior to the Closing only) 511 E. John Carpenter Freeway, Suite 600 Irving, Texas 75062 Attn: Lori Browne Email: Lori.Browne@forterrabp.com Facsimile: (469) 284-8678 and Quikrete Holdings, Inc. Five Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attn: Nick Ivezaj Email: nick.ivezaj@quikrete.com With a copy to (which shall not constitute notice): Troutman Pepper Hamilton Sanders LLP 600 Peachtree Street, N.E., Suite 3000 Atlanta, Georgia 30308 Attn: David W. Ghegan Email: David.ghegan@troutman.com (b) If to Purchaser: Eagle Corporation 1020 Harris Street Charlottesville, Virginia 22903 Attn: David T. Paulson, President Facsimile: 434-977-3573 E-mail: dpaulson@eagle-corp.com With a copy to (which shall not constitute notice): Williams Mullen 321 East Main Street, Suite 400 Charlottesville, Virginia 22903

16 120761002 Attn: Kenneth C. Shevlin Facsimile: 434-817-0977 E-mail: kshevlin@williamsmullen.com Either Party may change its address for notice by notice to the other in the manner set forth above. All notices shall be deemed to have been duly given at the time of receipt by the Party to which such notice is addressed. Section 9.5 Expenses. Except as otherwise provided in this Agreement, Seller, on the one hand, and Purchaser, on the other hand, shall each be responsible for its own costs, charges and other expenses incurred in connection with the transactions contemplated by this Agreement. In addition, at Closing (but only to the extent Closing shall have occurred), Seller shall reimburse Purchaser for the reasonable and documented fees of Purchaser’s antitrust counsel in connection with the DOJ Consent in an amount not to exceed $150,000. Section 9.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware. Section 9.7 Jurisdiction; Service of Process; and Venue. Each Party irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any Party against any other Party shall be brought and determined in the Court of Chancery of the State of Delaware; provided, that if jurisdiction is not then available in the Court of Chancery of the State of Delaware, then any such legal action or proceeding may be brought in any federal court located in the State of Delaware or any other Delaware state court. Each Party hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in Delaware, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in Delaware as described herein. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in Delaware as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

17 120761002 Section 9.8 Captions. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Section 9.9 Waivers. Any failure by any Party to comply with any of its obligations, agreements or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided. Section 9.10 Assignment. No Party shall assign or otherwise transfer all or any part of this Agreement, nor shall any Party delegate any of its rights or duties hereunder, without the prior written consent of the other Party and any transfer or delegation made without such consent shall be void; provided that Purchaser may assign all of its rights under this Agreement to an Affiliate; provided, further that no such assignment will relieve Purchaser of its obligations under this Agreement. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns. Section 9.11 Entire Agreement. This Agreement and the documents to be executed hereunder and the Schedules and Exhibits attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. Section 9.12 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by Seller and Purchaser and expressly identified as an amendment or modification. Section 9.13 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than Purchaser and Seller to any claim, cause of action, remedy or right of any kind. Section 9.14 References. In this Agreement: (a) References to any gender includes a reference to all other genders; (b) References to the singular includes the plural, and vice versa; (c) Reference to any Article, Section or Clause means an Article, Section or Clause of this Agreement; (d) Reference to any Exhibit or Schedule means an Exhibit or Schedule to this Agreement, all of which are incorporated into and made a part of this Agreement;

18 120761002 (e) Unless expressly provided to the contrary, “hereunder”, “hereof”, “herein” and words of similar import are references to this Agreement as a whole and not any particular Section or other provision of this Agreement; (f) References to “$” or “Dollars” means United States dollars; and (g) “Include” and “including” shall mean include or including without limiting the generality of the description preceding such term. Section 9.15 LIMITATION ON DAMAGES. NEITHER PURCHASER OR SELLER SHALL BE ENTITLED TO RECOVER ANY INDIRECT, CONSEQUENTIAL, PUNITIVE, SPECIAL, OR EXEMPLARY DAMAGES OR DAMAGES FOR LOST PROFITS OF ANY KIND ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. [Remainder of Page Left Intentionally Blank; Signature Page Follows.]

Lori M. Browne EVP & General Counsel

SIGNATURE PAGE TO MEMBERSHIP INTEREST PURCHASE AGREEMENT 120761002 IN WITNESS WHEREOF, this Agreement has been signed by each of the Parties and Quikrete as of the date first above written. SELLER: FORTERRA PIPE & PRECAST, LLC By: Name: Title: PURCHASER: EAGLE CORPORATION By: Name: Title: QUIKRETE HOLDINGS, INC. Solely for purposes of Section 8.2(b) By: Name: Title: WILLIAMS MULLEN Solely for purposes of Section 4.8 By: Name: Kenneth C. Shevlin Title: Shareholder

Schedule 1.2 - 1 120761002 Schedule 1.2 Defined Terms “Affiliate” means, with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under common control with such Person, with control in such context meaning the ability to direct the management or policies of a Person through ownership of voting interests or other securities, pursuant to a written agreement, or otherwise. “Agreement” shall have the meaning set forth in the Preamble. “Business Day” means any day other than a Saturday, a Sunday, or a day on which banks are closed for business in New York, New York. “Closing” shall have the meaning set forth in Section 5.1. “Closing Date” shall have the meaning set forth in Section 5.1. “Code” means the United States Internal Revenue Code of 1986, as amended. “Common Units” shall have the meaning set forth for such term in the LLC Agreement. “Company” shall have the meaning set forth in the Recitals. “Confidentiality Agreement” shall mean that certain non-disclosure letter agreement entered into by and among Purchaser, Seller, Quikrete and Forterra dated as of March 19, 2021. “Disclosure Schedules” shall have the meaning set forth in Section 1.2. “DOJ” shall have the meaning set forth in the Recitals. “DOJ Consent” means that each of the following conditions has been met: (i) the consent, agreement and approval of the DOJ with respect to Purchaser, this Agreement and the transactions contemplated hereby; (ii) the filing of any proposed final judgment by the DOJ in any court in connection with the Merger, in form and substance acceptable to Seller in its sole discretion; (iii) if required by the DOJ, the entry by such court of either an Asset Preservation Stipulation and Order or Hold Separate Stipulation and Order between the DOJ, on the one hand, and Forterra and Seller, on the other hand. “DOJ Consent” shall not in any event mean the entry of a final judgment by such court or completion with respect to the Merger of the process set forth in the Tunney Act, 15 U.S.C. § 16. “Effect” means any event, change, effect, occurrence, circumstance or development. “Encumbrance” means any mortgage, lien, pledge, charge, or other encumbrance or any other security interest. “Forms Sharing Agreement” means the forms sharing agreement to be entered into by any between Seller and the Company on the Closing Date substantially in the form of Exhibit B hereto.

Schedule 1.2 - 2 120761002 “Forterra” shall have the meaning set forth in the Recitals. “Governmental Authority” means any national government and/or government of any political subdivision, and departments, courts, commissions, boards, bureaus, ministries, agencies or other instrumentalities of any of them. “Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. “Interests” shall have the meaning set forth in the Recitals. “Laws” means any and all applicable laws, statutes, rules, regulations, ordinances, orders, codes, decrees, writs, injunctions, judgments, or principles of common law that are promulgated, issued, or enacted by Governmental Authorities. “LLC Agreement” means the Amended and Restated Limited Liability Company Agreement of the Company dated as of August 3, 2012, as may have been amended from time to time. “Loan” means the incurrence or assumption of indebtedness for borrowed money. “Merger” shall have the meaning set forth in the Recitals. “Merger Agreement” shall have the meaning set forth in the Recitals. “Non-Competition Agreement” means the non-competition agreement to be entered into by any between Quikrete and the Company on the Closing Date substantially in the form of Exhibit A hereto, in addition to any modifications made pursuant to Section 4.2. “Outside Date” shall mean (i) with respect to Purchaser’s right to terminate this Agreement pursuant to Section 8.1(b), March 22, 2022 or such later date as the parties to the Merger may agree as the outside date or later closing date of the Merger Agreement (but in no event later than May 22, 2022); and (ii) with respect to Seller’s right to terminate this Agreement pursuant to Section 8.1(b), March 22, 2022 or such later date as the parties to the Merger may agree as the outside date or later closing date of the Merger Agreement. “Party” and “Parties” shall have the meaning set forth in the Preamble. “Person” means any individual, corporation, partnership, limited liability company, trust, estate, Governmental Authority or any other entity. “Purchase Price” shall have the meaning set forth in Section 2.1. “Purchaser” shall have the meaning set forth in the Preamble. “Purchaser Impairment Effect” means any Effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Purchaser to consummate the transactions contemplated by this Agreement.

Schedule 1.2 - 3 120761002 “Purchaser’s Original Interests” shall have the meaning set forth in the Recitals. “Quikrete” shall have the meaning set forth in the Preamble. “Seller” shall have the meanings set forth in the Preamble. “Seller Impairment Effect” means any Effect that would, individually or in the aggregate, reasonably be expected to prevent or materially impair the ability of Seller to consummate the transactions contemplated by this Agreement. “Seller Indemnitees” shall have the meaning set forth in Section 4.5(a). “Tail Policy” shall have the meaning set forth in Section 4.5(b). “Tax” or “Taxes” shall mean (i) all taxes, assessments, customs, duties, imposts, unclaimed property, fees and other governmental charges imposed by any Governmental Body, including any federal, state, local, and foreign income, profits, franchise, sales, use, ad valorem, property, severance, production, excise, stamp, documentary, real property transfer or gain, gross receipts, goods and services, registration, capital, transfer, or withholding taxes or other governmental fees or charges imposed by any taxing authority, (ii) any interest, fine, penalties or additional amounts which may be imposed with respect of any item described in clause (i), and (iii) any liability in respect of any item described in clauses (i) and (ii) that arises by reason of a contract, assumption, transferee or successor liability, operation of law or otherwise. “Taxing Authority” means the agency or department of the Governmental Authority responsible for the administration and collection of any Taxes, including the Internal Revenue Service and Treasury. “Tax Return” means any report, return, statement (including an estimated report, return or statement), and other similar filing to declare or report Taxes. “Termination Fee” shall mean an amount equal to (i) $250,000 if payable prior to November 30, 2021, (ii) $350,000 if payable between December 1, 2021 and December 31, 2021 and (iii) $500,000 if payable thereafter. “Third Party” means any Person other than a Party to this Agreement or an Affiliate of a Party to this Agreement. “Treasury” means the United States Department of the Treasury or any successor department.

Schedule 4.8

Company Real Property

Facility Name	Street Address	City/State/Zip	Parcel ID
Chesapeake Pipe	3801 Cook Boulevard	Chesapeake, VA 23323	240000000810
Jessup Pipe	7955 Dorsey Run Road	Jessup, MD 20794	06 48 6
Oakboro Pipe	20047 Silver Road	Oakboro, NC 28129	29737
Rincon Precast	500 Ebenezer Road	Rincon, GA 31326	0429A-016-000
Salem 1 Precast	2000 Salem Industrial Dr.	Salem, VA 24153	177-2-3, 177-2-4
Salem 2 Precast	2176 Salem Industrial Dr.	Salem, VA 24153	176-3-9
Dunn Precast	452 Webb Road	Dunn, NC 28334	0125370147-01&05
Summerville Precast	1094 Old Dairy Road	Summerville, SC 29483	26381050047

Schedule 4.8 - 1

120761002

120761002 Exhibit A Form of Non-Competition Agreement [attached]

120768324 NON-COMPETITION AGREEMENT This Non-Competition Agreement (this “Agreement”) is entered into as of ______, 2021 (the “Effective Date”), by and among QUIKRETE HOLDINGS, INC., a Delaware corporation (“Quikrete”), FORTERRA PIPE & PRECAST, LLC, a Delaware limited liability company (“Forterra” and together with Quikrete, hereinafter sometimes referred to individually as a “Restricted Party” or collectively referred to as the “Restricted Parties”), and CONCRETE PIPE & PRECAST, LLC, a Delaware limited liability company (the “Company” and together with the Restricted Parties hereinafter sometimes referred to individually as a “Party” or collectively referred to as the “Parties”). WHEREAS, pursuant to the terms of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of November 24, 2021, by and between Forterra and Eagle Corporation, a Virginia corporation (together with its permitted assigns, “Purchaser”), Forterra is selling its membership interests in the Company to Purchaser pursuant to which Purchaser will own all of the outstanding membership interests in the Company; WHEREAS, Purchaser’s willingness to consummate the transactions contemplated by the Purchase Agreement is explicitly conditioned on the Restricted Parties entering into this Agreement; and WHEREAS, the Restricted Parties understand and agree that the consummation of the transactions contemplated by the Purchase Agreement is good and sufficient consideration for the restrictive covenants below. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually agreed as follows: 1. DEFINITIONS. 1.1 All terms used in the Purchase Agreement shall have the same meaning when used herein as therein unless such terms are otherwise defined in this Agreement or the context hereof otherwise requires. 1.2 The following capitalized terms used in this Agreement shall have the respective meanings as follows: (i) “Competing Business” means the manufacture, production, distribution or sale of precast concrete products and structures, including storm water and sanitary manholes (including bases, risers and cones), curb and drop inlets, septic tanks, pump stations, boxes and vaults within the Non-compete Territory, or the sale, directly or indirectly, of precast concrete products and structures from outside of the Non-compete Territory into the Non-compete Territory; provided, however, that for purposes of this Agreement “precast concrete products and structures” shall not include: (a) reinforced concrete pipe (including PVC-lined RCP), reinforced concrete box (used as/for storm drains, storm sewers, culverts, bridge replacement and stormwater retention), concrete pressure pipe or any associated pipe or box end sections or fittings (but, for the sake of clarity, not

2 120768324 including manholes and inlets), (b) concrete masonry products (such as concrete block and concrete wall block), (c) hardscape products (such as concrete pavers and retaining wall block), or (d) any precast concrete products and structures that are not produced by the Company as of the Effective Date. (ii) “Non-compete Territory” means the geographic territories delineated on the maps attached hereto as Appendix 1, with respect to precast concrete products and structures. 2. COVENANT NOT TO COMPETE. 2.1 From and after the Effective Date and until the fifth (5th) anniversary of the Effective Date (the “Restricted Period”), each Restricted Party agrees to not directly, or indirectly through any Affiliate, without the prior written consent of the Company: (i) engage in a Competing Business; or (ii) purchase or lease any land intended for the conduct of a Competing Business; or (iii) have any ownership interest (whether as proprietor, partner, member, stockholder or otherwise) in any Competing Business; or (iv) be a general or managing partner of, or hold a similar position in any Competing Business; or (v) act as agent, broker or distributor for, or adviser or consultant to any Competing Business; or (vi) either (A) solicit, divert, take away or accept, or attempt to solicit, divert, take away or accept, from the Company, the business of any customer for precast concrete products and structures in the Non-compete Territory; or (B) attempt or seek to cause any customer to refrain, in any respect, from acquiring from or through the Company, any precast concrete products and structures to be acquired in the Non-compete Territory. 2.2 Notwithstanding the foregoing, the above restrictions in § 2.1. do not apply to and shall not preclude: (i) Contech Engineered Solutions LLC and its affiliates (“Contech”) from the distribution or sale of precast concrete products and structures (a) manufactured by third parties for use in Contech’s stormwater management products or (b) manufactured by Contech or any other Restricted Party outside the Non-compete Territory for use in Contech’s stormwater management products; provided, that during the Restricted Period (x) Contech shall not own, acquire or construct any manufacturing facilities in the Non-compete Territory that produce products that are produced by the Company as of the Effective Date and (y) none of the Restricted Parties shall acquire or construct a new manufacturing facility

3 120768324 located outside the Non-compete Territory in order to engage in a Competing Business through Contech in the Non-compete Territory (notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not in any way preclude Contech from operating its business within the Non-compete Territory as it is being operated as of the date of this Agreement, including with respect to the manufacture, distribution or sale of precast concrete products and structures); (ii) either Restricted Party (or its Affiliates), as a result of a larger transaction, acquiring a Competing Business, subject to such Party’s compliance with § 2.3; or (iii) either Restricted Party (or its Affiliates) from owning capital stock or other securities of any entity which are publicly owned or regularly traded in the over-the-counter market or on any securities exchange; provided, however, such investment does not exceed, directly or indirectly, five percent (5%) of the issuer’s outstanding securities of that class. 2.3 Acquisition or Sale of a Competing Business. (i) In the event that, as a result of a larger transaction, either Restricted Party or any Affiliate of a Restricted Party acquires, directly or indirectly, a Competing Business, such Restricted Party or its Affiliate, within forty-five (45) days following such acquisition, will offer the Competing Business to the Company for a cash price equivalent to its reasonable value (as determined using the valuation model employed to determine the value of such Competing Business in such larger transaction). The Company will have forty-five (45) days from its receipt of written notice of such offer to elect to purchase such Competing Business. If the Company declines or fails to timely make an election to purchase such Competing Business, or if the Parties are unable to consummate such purchase after good faith efforts within ninety (90) days following the Company’s election to purchase, the Restricted Party or its Affiliate may continue to operate the Competing Business notwithstanding the restrictions in § 2.1 above. (ii) If the Company declines or otherwise does not consummate the purchase of a Competing Business in accordance with § 2.3(i) above, and at a later date, the Restricted Party or its Affiliate decides to sell such a Competing Business, it shall first offer the Competing Business to the Company at a cash price at which it is willing to sell, and the Company will have thirty (30) days from its receipt of written notice of such offer to elect to purchase such Competing Business at such price. If the Company declines or fails to timely make an election to purchase such Competing Business, or the Parties are unable to consummate such purchase after good faith efforts within ninety (90) days following the Company’s election to purchase, the Restricted Party or its Affiliate shall have eighteen (18) months to sell the Competing Business on the open market for at least ninety percent (90%) of the price at which the Competing Business was offered to the Company.

4 120768324 2.4 The Restricted Parties and the Company have examined in detail this Agreement and agree that the restraints imposed upon the Restricted Parties are reasonable in light of the legitimate interests of the Company, and are not unduly harsh upon either Restricted Party’s function as a company with respect to its remaining areas of business., 3. INJUNCTIVE RELIEF. The Restricted Parties acknowledge that the remedies at law for any breach or threatened breach of any restrictive covenant contained in this Agreement will be inadequate and that the Company is entitled to seek injunctive relief to prevent breaches of this Agreement and to enforce specifically the terms and conditions of § 2 in addition to any other remedy to which the Company may be entitled at law or equity. 4. REVIEW BY COUNSEL. The Restricted Parties understand the nature of the burdens imposed by the restrictive covenants contained in this Agreement. The Restricted Parties acknowledge that they are entering into the Agreement on their own volition as a condition to the consummation of the transactions contemplated by the Purchase Agreement, and that they have been given the opportunity to have this Agreement reviewed by legal counsel. 5. RESTRICTIVE COVENANTS OF THE ESSENCE/VIOLATIONS. The restrictive covenants set forth herein are of the essence of this Agreement and the Purchase Agreement; they shall be construed as independent of any other provision in this Agreement or the Purchase Agreement; and the existence of any claim or cause of action of a Restricted Party against the Company or the Purchaser, whether predicated on this Agreement or not, shall not constitute a defense to the enforcement by the Company of the restrictive covenants contained herein. 6. ASSIGNABILITY. This Agreement shall not be terminated by the merger or consolidation of a Restricted Party or any of its Affiliates with any corporate or other entity or by the transfer of all or substantially all of the assets of the Restricted Party or any of its Affiliates to any other person, corporation, firm or entity. The provisions of this Agreement shall be binding on and shall inure to the benefit of any successor in interest to or assign of each Restricted Party and/or any of its Affiliates. 7. SEVERABILITY. The provisions of this Agreement are severable and the invalidity of any one or more provisions shall not affect the validity of any other provision. In the event that a court of competent jurisdiction shall determine that any provision of this Agreement or the application thereof is unenforceable in whole or in part because of the duration or scope thereof, the Parties agree that said court in making such determination shall have the power to reduce the duration and scope of such provision to the extent necessary to make it enforceable, and that the Agreement in its reduced form shall be valid and enforceable to the full extent permitted by law.

5 120768324 8. AMENDMENT; WAIVER. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be effective unless explicitly set forth in writing and signed by the party so waiving, nor shall it be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. 9. ATTORNEYS’ FEES. In any action to enforce the restrictive covenant in § 2.1, above, the non-prevailing Party shall pay, indemnify, and save the prevailing Party harmless against all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the prevailing Party with respect to enforcement of its rights under this Agreement. 10. GOVERNING LAW AND JURISDICTION. 10.1 This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. 10.2 Each of the Parties submits to the jurisdiction of any state or federal court sitting in Wilmington, Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity. 11. NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below: If to the Company: Eagle Corporation 1020 Harris Street Charlottesville, Virginia 22903 Attn: David T. Paulson, President Facsimile: 434-977-3573 E-mail: dpaulson@eagle-corp.com

6 120768324 With a copy to: Williams Mullen 321 East Main Street, Suite 400 Charlottesville, Virginia 22903 Attn: Kenneth C. Shevlin Facsimile: 434-817-0977 E-mail: kshevlin@williamsmullen.com If to Quikrete: Quikrete Holdings, Inc. Five Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attention: Nick Ivezaj, General Counsel E-mail: nick.ivezaj@quikrete.com If to Forterra: Forterra Pipe & Precast, LLC c/o Quikrete Holdings, Inc. Five Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attention: Nick Ivezaj, General Counsel Email: nick.ivezaj@quikrete.com Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other form of communication of notice shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth. 12. INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as circumstances require. The Parties understand and agree that the restrictive covenants herein are to be construed as being in connection with the sale and/or creation of a business rather than as in connection with individual employment. 13. ENTIRE AGREEMENT. This Agreement and the documents to be executed hereunder (including the exhibits and documents attached hereto) constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and

7 120768324 discussions, whether oral or written, of the Parties pertaining to the subject matter hereof, including the terms of that certain Non-competition Agreement, dated as of August 3, 2012, by and among the Purchaser (as successor to Americast, Inc.), Forterra (as successor to Hanson Pipe and Precast, LLC) and the Company, which agreement is hereby terminated by the Parties as of the Effective Date and shall have no further force and effect. This Agreement (including the exhibits and documents referred to herein) is delivered pursuant to the Purchase Agreement, is subject in all respects to the provisions thereof and is not meant to alter, enlarge or otherwise modify the provisions of the Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Purchase Agreement and the terms of this Agreement, the terms of this Agreement shall control. 14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be an original, and all of which taken together shall constitute one and the same instrument. Any signature on the signature page hereto transmitted by facsimile or electronic mail transmission shall have the full force and effect of an original signature. [Remainder of Page Intentionally Left Blank]

8 120768324 IN WITNESS WHEREOF, the Parties have had this Agreement executed by their duly authorized representatives as of the Effective Date. QUIKRETE HOLDINGS, INC. By: Name: Title: FORTERRA PIPE & PRECAST, LLC By: Name: Title: CONCRETE PIPE & PRECAST, LLC By: Name: Title:

120768324 APPENDIX 1 PRECAST NON-COMPETE TERRITORY (See attached.)

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120768324

WM Draft – November 23, 2021 120768324

120761002 Exhibit B Form of Forms Sharing Agreement [attached]

120764201v6 FORMS RENTAL AGREEMENT THIS FORMS RENTAL AGREEMENT (the “Agreement”), made and entered into this ____ day of __________, 2021, (“Effective Date”) by and between Concrete Pipe & Precast, LLC, a Delaware limited liability company (the “CP&P”) and Forterra Pipe & Precast, LLC, a Delaware limited liability company (the “FP&P”, and collectively with CP&P, the “Parties”, and each, a “Party”). WHEREAS, CP&P is the owner of certain reinforced concrete elliptical pipe forms and the necessary ancillary parts (including, without limitation, headers, pallets and vibrators) for the proper production of reinforced concrete elliptical pipe (the “Forms”) that are used in operations at CP&P’s Chesapeake, Virginia and Jessup, Maryland plants (collectively, “CP&P Plant”); and WHEREAS, FP&P is the owner of certain Forms that are used in operations at FP&P’s Columbus, Ohio plant (the “FP&P Plant”, and collectively with the CP&P Plant, each, a “Plant”); WHEREAS, in connection with that certain Membership Interest Purchase Agreement, by and between FP&P and Eagle Corporation, a Virginia corporation, dated November 24, 2021 with respect to the sale of membership interests in CP&P (the “Purchase Agreement”), each Party desires to lease to the other Party, and each Party desires to lease from the other Party, the Forms from time to time, pursuant to the terms set forth herein. NOW, THEREFORE, in consideration of the terms and provisions set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows: 1. Defined Terms. As used herein, the “Lessor” shall mean the Party leasing a Form to the other Party, and the “Lessee” shall mean the Party leasing a Form from the Lessor. Capitalized terms used but not defined herein will have the respective meanings given them in the Purchase Agreement. 2. Rental of Forms. Subject to the terms, conditions and provisions herein, each Party hereby agrees to make available to and lease to the other Party the Forms used in such Party’s Plant for use by the other Party in the other Party’s Plant during the Term (as defined below), each in accordance with an individual written request (each, a “Rental Request”). Each Party hereby agrees to take and rent from the other Party, the Forms, upon such Party’s demand from time to time and in accordance with the terms and conditions set forth herein (each a “Rental”). 2. Rental Requests; Duration of Rental. Each Rental Request shall set forth (a) the requested rental term for the particular Forms (the “Rental Period”), which shall (i) commence on the date the Form or Forms are received by Lessee and (ii) shall be no shorter than the time necessary to complete the project or projects indicated in the Rental Request (as determined in the Lessee’s sole discretion); and (b) the type and quantity of Forms to be leased and a general description of the projects for which the Forms will be used. The Lessor shall, within five (5) Business Days of receipt of any Rental Request, either confirm availability of the Forms for the Rental Period or identify the first date as soon as practicable thereafter on which the Forms

120764201v6 requested in the Rental Request will be available for the Rental Period; provided, however, that the Lessor shall deliver the Form or Forms indicated in the Rental Request within twenty (20) Business Days of the date of the Rental Request for Forms; provided, however, the Lessor shall not be responsible for delays caused by the delivery service. 3. Forms Available to Lessee. Notwithstanding anything to the contrary set forth herein, Lessee shall not be entitled to: (i) lease any forms or ancillary parts of the Lessor other than the Forms in existence and in working and transportable condition on the date of the applicable Rental Request, and not being used or reasonably anticipated to be used by the Lessor during the applicable Rental Period; (ii) rent any Forms to the extent such Lessee has Forms in its possession or control that are functionally equivalent to those set out in any Rental Request; or (iii) use any Form rented hereunder at a location other than the Lessee’s Plant. For the avoidance of doubt, nothing in this Agreement shall obligate the Lessor to purchase or otherwise acquire any forms or ancillary parts from any third party or from any plant of Lessor or any of its affiliates, other than the Lessor’s Plant. 4. Rental Fee; Freight Costs. The Lessee shall pay to the Lessor a rental fee equal to $1.00 per Rental (“Rent”). In addition, the Lessee shall be responsible for fifty percent (50%) of any (a) applicable sales, use or other taxes, custom charges or duties on the lease and use of such Forms, and (b) all transportation costs, loading or unloading charges or related fees associated with the shipment and transfer (delivery and return) of Forms between the Parties (collectively, the “Additional Charges”). A Form will be considered in possession of the Lessee from the date such Form is received by the Lessee until the date that the Form is delivered to the shipping or transportation company for delivery back to the Lessor (freight collect). Rent will be due and payable on the last day of each month for all Forms in the possession of the Lessee during such month. In addition, Additional Charges will be invoiced monthly and shall be due and payable no later than thirty (30) days after the date of invoice. 5. Condition of Leased Forms. The Lessee shall accept the Forms in their “as-is” condition, without warranty or representation of any kind and Lessor shall have no obligation to replace or repair any Forms. THERE ARE NO IMPLIED WARRANTIES OF ANY KIND IN CONNECTION WITH THE LEASE OF THE FORMS, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. 6. Use and Maintenance of Leased Forms. During the Term, the Lessee may use the Forms for the projects described in the applicable Rental Request and covenants and agrees to maintain the Forms in good working order and condition, ordinary wear and tear and casualty excepted. 7. Default. If either Party defaults in any material respect in the performance of, or compliance with, any term or condition hereof, the non-defaulting Party may terminate the Agreement, and Lessor may reclaim the Forms. Notwithstanding the foregoing, the defaulting Party shall be given twenty (20) Business Days prior written notice of any default or breach, and the non-defaulting Party may not terminate the Agreement if, within twenty (20) Business Days of receipt of such notice, the defaulting Party has corrected the default or breach or taken action reasonably likely to effect such correction within a reasonable time.

120764201v6 8. Indemnification. The Lessee shall indemnify, defend and hold harmless the Lessor and its affiliates against any and all losses, costs, expenses and other damages incurred by the Lessor or its affiliates relating to or arising from the Lessee’s use, maintenance or repair of the Forms or breach or non-fulfilment of this Agreement. Lessee’s obligations to indemnify the Lessor and its affiliates does not extend to any losses, costs, expenses or other damages that arise out of the gross negligence or misconduct of the Lessor. The Lessor shall indemnify, defend and hold harmless the Lessee and its affiliates against any and all losses, costs, expenses and other damages incurred by the Lessee or its affiliates relating to or arising from the Lessor’s breach or non- fulfilment of this Agreement. Lessor’s obligations to indemnify the Lessee and its affiliates does not extend to any losses, costs, expenses or other damages that arise out of the gross negligence or misconduct of the Lessee. 9. Term. The term of the Agreement shall commence on the Effective Date and continue for a period of eighteen (18) months. 10. Assignment. Neither Party may assign its rights under this Agreement without the prior written consent of the other Party. Any purported assignment of this Agreement to which consent has not been obtained shall be voidable at the option of the non-consenting Party. 11. Subordination. Each Party agrees to subordinate this Agreement to any security interest that the other Party has placed or may hereafter place upon the Forms owned by such Party. 12. Notices. Any notice or demand under the terms of this Agreement or under any statute which must or may be given or made by a party hereto shall be in writing and shall be given or made by certified mail addressed to the respective parties as follows: If to Lessor: Concrete Pipe & Precast, LLC Attn: John Blankenship 10364 Design Road, Bldg. A Ashland VA 23005 Phone: 804-752-1412 Email: jblankenship@concretepandp.com If to Lessee: Forterra Pipe & Precast, LLC c/o Quikrete Holdings, Inc. Five Concourse Parkway, Suite 1900 Atlanta, Georgia 30328 Attn: Nick Ivezaj Phone: 404-9263114 Email: nick.ivezaj@quikrete.com Such notice or demand shall be deemed to have been given or made when deposited, postage prepaid, in the United States mail. The above addresses may be changed at any time by giving written notice in compliance with this section. 13. Rights of Successors and Assigns. The covenants and conditions contained in the Agreement shall bind and inure to the benefit of the Parties and their respective heirs, executors, administrators, successors and assigns.

120764201v6 14. Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such terms or provisions to persons or circumstances other than those as to when it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. 15. Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and no oral statement or representations or prior written matter not contained in this Agreement shall have any force or effect. This Agreement shall not be modified or amended in any way except by a writing executed by both parties. 16. Choice of Law. This Agreement shall be governed by the laws of the State of Delaware. The exclusive venue for any action arising out this Agreement shall be a court of appropriate jurisdiction in Wilmington, Delaware. [Signature Page Follows]

[Signature Page to Forms Rental Agreement] 120764201v6 IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written. LESSOR: CONCRETE PIPE & PRECAST, LLC, a Delaware limited liability company By: Name: Title: LESSEE: FORTERRA PIPE & PRECAST, LLC a Delaware limited liability company By: Name: Title: